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                                                                   Exhibit 10.34

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     Whereas UroMed Corporation, a Massachusetts corporation with its principal place of business at 1400 Providence Highway, Building #2, Norwood, Massachusetts 02062 ("the Company") and Daniel Muscatello an individual residing at [ ] ("Employee") are parties to an Employment Agreement dated on February 4, 1997, amended on December 1, 1999 and on March 12, 2001

       Whereas both parties seek to continue the employment relationship on terms and conditions acceptable to each;

   NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, Employee and the Company hereby agree as follows:

1. Amend paragraph 2(a) of the aforementioned Employment agreement by striking it in its entirety and replacing it with the following:

"Employee's annual compensation shall be $295,000.00 ("the Base Salary") effective as of January 1, 2002. Employee shall be paid on the 15/th/ day and the last day of each calendar month for the current month's employment. Pay shall be adjusted pro rata for any partial week of employment and standard employer deductions shall be made from each payment. Employee's gross semi-monthly compensation shall be subjected to an annual review and adjustment."

Both parties agree to add a new paragraph 2(d) of the aforementioned Employment Agreement

2. Add paragraph 2(d) which should read in its entirety:

"Upon signing an amendment to this Employment Agreement during January, 2002, the Employee shall immediately be paid a one-time signing bonus in the amount of $85,000."

3. Amend paragraph 4 of the aforementioned Employment agreement by striking it in its entirety and replacing it with the following:

"Term. As an at-will employee, Employee understands that this agreement and the employment hereunder may be terminated by either party hereto at any time with or without cause. If not terminated, this agreement shall cover the terms of the Employee's employment for a period ending on December 31, 2002. At such time, the term of this agreement with automatically be extended for an additional one year unless either the Employee or the Company provides notice of non-renewal before September 30 2002. The term of this arrangement is referred to as the "Term". The Term of this Agreement shall not affect the covenants herein that are intended to survive the Term. Annual salary adjustments pursuant to section 2 above shall not affect the other terms and conditions hereof nor shall it necessitate any written modifications hereof."

       IN WITNESS WHEREOF the parties hereto have affixed their hands and seals upon two (2) counterpart originals hereof as of January 23, 2002.

EMPLOYEE                               UROMED CORPORATION


/s/ Daniel Muscatello                  By /s/ Richard Sandberg
---------------------                     --------------------------------------
                                          Chairman of the Compensation Committee